EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of the registrant certify, to the best of their knowledge, that the registrant's Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended April 30, 2019 (the "Form 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q, fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Future International Group Corp. October 25, 2019

/s/ Lingbo Shi
Lingbo Shi
Chief Executive Officer (Principal Executive Officer)

/s/ Goubin Su
Goubin Su
Chief Financial Officer
(Principal Financial and Accounting Officer)